EXHIBIT 10


                         SHORT TERM CASH INCENTIVE PLAN
                         ------------------------------


A.       Purpose
         -------

         Foster senior executive team work and better planning techniques; connect quarters to compensation and make incentive payments:

         o  simple
         o  significant
         o  definitive
         o  effective


B.       Short Term
         ----------

         1. Set targets annually. Net Operating Profit ("NOP"), Economic Profit ("EP"), etc.

         2. (a)   Bonus for Segment =
                                            80%      Segment performance
                                            20%      Personal

            (b)   Bonus for Corporate =
                                            75%      Corporate performance
                                            25%      Personal

         3.       Target hit (net of all bonuses) creates a pool based on
                                     ---
                  aggregate salaries of all persons in the pool for that year, as follows:

                           Did not meet threshold (i.e., less than 90% of Target = 0)

                           Threshold = not less than 90% of Target = 25% of salaries Target = not less than 100% of Target = 60% of salaries

                           Excess = Excess of Target = linear progression up to 300% of salaries


                               Exhibit 10, page 1
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         4. (a)   1999 pool for MCS would equal total of base salaries of MCS executives in the plan.

            (b) 1999 pool for ECS would be equal total of base salaries of ECS executives in the plan.

            (c) 1999 pool for Corporate would equal total of base salaries of Corporate executives in the plan.

            (d) Segments free to establish bonus pools for persons below the team of senior executives (see 4(a) and (b)). But payment must be net to threshold or no incentive to senior group.


         5. Targets would float annually and be set at beginning of each year.


         6. Pay out objective portion quarterly. Personal portion paid out end of year. So "hit" of target creates pool each quarter, 80% (75% in the case of Corporate) of which is distributed each quarter. 20% (25% in the case of Corporate) of each pool held back to year end to deal with personal goals.

                           -   No carryforward quarter to quarter

                           -   No accumulation


         7. a. Pool distributed as determined by Segment President in consultation with CEO based upon Segment President's assessment of performance/contribution in attainment of targets.

            b. Corporate pool distributed by CEO in consultation with TNL Executive Compensation Committee.


C.       Effective
         ---------

              o  7/1/99; effective for Q-3 and Q-4.


                               Exhibit 10, page 2
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